Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2006

                       AMERICAN CARESOURCE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                    000-51603                  20-0428568
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       (State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

8080 Tri-Star Drive, Irving, Texas                                       75063
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code (972) 871-7912


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On February 17, 2006, American CareSource Holdings, Inc. (the "Registrant") sold approximately 1.46 million shares of common stock for $5.00 per share in a private placement to institutional and other accredited investors for which it paid commissions of $585,280 to a placement agent and issued a warrant to purchase approximately 117,000 shares of common stock. The Registrant raised approximately $7.3 million in gross proceeds from this private placement. The securities offered and sold in this private placement were sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended under Regulation D thereof.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.       Description

99.1              Press Release dated February 17, 2006.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN CARESOURCE HOLDINGS, INC.


Date: February 22, 2006                   By: /s/ David S. Boone
                                              ----------------------------------
                                              David S. Boone
                                              Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release dated February 17, 2006.